DATED THIS       DAY OF       2020

BETWEEN

GENEREX BIOTECHNOLOGY CORPORATION AND NUGENEREX IMMUNO-ONCOLOGY, INC. ("LICENSOR")

AND

BINTAI KINDEN CORPORATION BERHAD (" LICENSEE")

HEADS OF AGREEMENT

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This HEADS OF AGREEMENT (the"Agreement") effective as of the day of 2020

Between

Generex Biotechnology Corporation and NuGenerex Immuno-Oncology, Inc. a wholly owned subsidiary of Generex Biotechnology Corporation, each a Delaware corporation with an office address of 10102 USA Today Way, Miramar, FL 33025 ("Licensor")

And

Bintai Kinden Corporation Berhad, a company incorporated in Malaysia under the Companies Act 2016 and having its business address at 3-2-8 Kompleks Kantonmen Prima, No. 698, Jalan Ipoh, 51200 Kuala Lumpur, Malaysia (hereinafter referred to as "Licensee").

["Licensor" and "Licensee" may each be referred to herein individually as a "Party" and collectively as the"Parties".]

RECITALS

1.	WHEREAS, Parties have executed the Memorandum of Understanding on the 14.08.2020 to lay down the preliminary understanding for arrangements for the collaboration between Parties in the funding, launching and management of the synthetic peptide vaccine for SARS-CoV-2 (the"Vaccine").

2.	WHEREAS, The Licensor had later furnished a copy of the licensing agreement to the Licensee to carry out its due diligence and perusal of the same on the binding terms and conditions for both Parties.

3.	WHEREAS, Licensor is the owner of certain patent rights, other intellectual property rights, know-how and other proprietary rights in the relating to licensed compounds and/or research information as anticipated in the Vaccine;

4.	WHEREAS, Licensor desires to grant to Licensee an exclusive license in the field in Malaysia related to the said licensed compounds and research information, and also desires to conduct independent research pertaining to licensed compounds and research information to further develop such licensed compounds and research information.

5.	WHEREAS, Licensor and Licensee wish to enter into the licensing agreement to enable Licensee to further develop and commercialize licensed products that incorporate or use one or more compounds within the licensed compounds and/or the research information, and to enable Licensee to use and exploit in the field within MALAYSIA and SOUTH EAST ASIA markets any information, technology or intellectual property that arises from the independent research or that relates to licensed compounds or research information, or that covers research inventions.

6.	WHEREAS, Licensor and Licensee wish to enter into the licensing agreement to enable Licensee to have the first right of refusal to further develop and commercialize licensed products that incorporate or use one or more compounds within the licensed compounds and/or the research information, and to enable Licensee to use and exploit in the field within New Zealand, Australia and global HALAL markets any information, technology or intellectual property that arises from the independent research or that relates to licensed compounds or research information, or that covers research inventions.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	TERMS AND CONDITIONS

1.1	The Parties represents that it had commenced its due diligence towards each Party and is in the midst of completing the same. The Parties further undertake to finalize and solidify the terms and conditions of the licensing agreement within TWO (2) weeks from the date of this Agreement, wherein the Parties will complete its perusal, clarify and finalization of the terms and conditions of the Agreement.

1.2	Without limiting the generality of the foregoing, the Licensee (itself or through its affiliates and/or sublicensees), as stated in the Memorandum of Understanding executed on the 14.8.2020, make payable a sum of USD $2 million to the Licensor. Parties agree to be bound by the terms from the original non-binding Memorandum of Understanding and Parties are in legal process to effectuate and finalize the Contract Document.

1.3	Parties agree that the Licensor shall at all aspects procure all documentations, permits, consents and approvals for the full approval of FDA for the said Vaccine.

2.	CONFIDENTIALITY

Parties undertake that they shall treat as strictly confidential all information received or obtained by them or their officers, employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement and the business or affairs of the Parties that they will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use their best endeavours to prevent the publication or disclosure of any such information.

3.	CHOICE _OF _GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed, construed, interpreted, in accordance with the Laws of Malaysia and subject to the exclusive jurisdiction of the courts in Malaysia.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Each Party hereby represents and warrants to the other Party as follows:

(i)	it is duly incorporated and validly existing under the laws of the place of its incorporation;

(ii)	it has the requisite power, authority and approval required to enter into this Agreement and will have all requisite power, authority and approval to duly perform each of its obligations hereunder;

(iii)	its execution, delivery and performance of this Agreement and any other agreements and documents contemplated hereunder will not violate any of its constitutional documents, any other agreement or obligation of such Party, any judgment or arbitral award binding on such Party, or any currently effective law, regulation or decree of the jurisdiction in which it is incorporated, that may be applicable to any aspect of the transactions contemplated hereunder.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by and through their duly authorized representatives as of the Effective Date.

For and on behalf of

Generex Biotechnology Corporation

Name:
Passport No.:
Designation

Witnessed by

For and on behalf of

NuGenerex Immuno-Oncology

Name:
Passport No.:
Designation

Witnessed by

Name:

Passport No.:

For and on behalf of

Bintai Kinden Corporation Berhad (Company No. 290870-P)

/s/ Ong Choon Lui
Name: ONG CHOON LUI
Designation: Group Managing Director Chief Executive Officer

Witnessed by:

/s/ Ng Yai Yee
Name: NG LAI YEE
Identity Card No.: 730502-08-5310

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by and through their duly authorized representatives as of the Effective Date.

For and on behalf of

Generex Biotechnology Corporation

/s/ Joseph Moscato
Name: Joseph Moscato
Passport No.:
Designation: CEO/President

Witnessed by

For and on behalf of

NuGenerex Immuno-Oncology

/s/ Michael Caridi
Name: Michael Caridi
Passport No.:
Designation: Witness

Witnessed by

Name:

Passport No.:

For and on behalf of

Bintai Kinden Corporation Berhad (Company No. 290870-P)

Name:
Designation:

Witnessed by:

Name:
Identity Card No.:

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